Exhibit 10.1

AMENDMENT TO

ASSET purchase agreement

This Amendment to Asset Purchase Agreement (the “Amendment”) is made effective as of September 29, 2023 by and between Veru Inc., a Wisconsin corporation (the “Seller”), and Blue Water Biotech, Inc., a Delaware corporation (“Buyer”). Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the APA (as defined below).

WITNESSETH:

WHEREAS, the Parties entered into that certain Asset Purchase Agreement (the “APA”), dated April 19, 2023; and

WHEREAS, the parties desire to modify the terms of Note A (attached as Exhibit A to the APA) as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Notwithstanding anything to the contrary set forth in Note A, the Parties covenant and agree that Note A shall be deemed paid and satisfied in full upon (i) the payment to Seller of the sum of $1,000,000 in immediately available funds on the date hereof, to the account of the Seller previously provided by Seller to Buyer, and (ii) the issuance to Seller by October 3, 2023 of 3,000 shares (the “Shares”) of Series A Convertible Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), of the Buyer, convertible into the number of shares of the Buyer’s common stock, par value $0.00001 per share (the “Common Stock”) equal to $3,000,000 divided by the closing price of the Common Stock on September 28, 2023, containing the rights and preferences set forth in the Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”). The Company shall use its commercially reasonable efforts to obtain Shareholder Approval (as defined in the Certificate of Designation) by December 31, 2023. The Preferred Stock shall convert to common stock of the Buyer one year from the date of issuance, if such stockholder approval has been obtained. The Preferred Stock will not be registered with the SEC under the Securities Act. On the date hereof, Buyer shall (a) duly file the Certificate of Designations with the Delaware Secretary of State and (b) issue to Seller a certificate representing the Shares to be issued hereunder.

2. Buyer represents and warrants to Seller that (a) all corporate action required to be taken by Buyer’s Board of Directors in order to authorize the Company to enter into this Amendment, and to issue the Shares and the Common Stock issuable upon conversion of the Shares (the “Underlying Shares”), has been taken, (b) the Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Amendment, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, and (c) the Underlying Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.

3. The Underlying Shares shall be included for registration in the Buyer’s next resale registration statement filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

4. With a view to making available to Seller the benefits of Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time (“Rule 144”), and other rules and regulations of the SEC that may at any time permit Seller to sell the Underlying Shares without registration, from January 1, 2024 until Seller would be permitted to resell all Underlying Shares that are issuable to Seller pursuant to this Agreement and the Certificate of Designations pursuant to the last sentence of Rule 144(b)(1)(i), Seller covenants that it will (a) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder and (b) make available information necessary to comply with Rule 144, if available with respect to resales of such Underlying Shares under the Securities Act, at all times, all to the extent required from time to time to enable Seller sell such Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the written request of Seller, Buyer will deliver to such holder a written statement as to Buyer’s compliance with such requirements. Buyer shall take such action as reasonably necessary to cooperate in any sale of any such Underlying Shares by Seller in accordance with Rule 144, including arranging for any instructions or legal opinions in an appropriate form under Rule 144 to Buyer’s stock transfer agent.

5. Seller covenants and agrees that, as of the date of this Amendment, there is no default or event of default under Note B or Note C.

6. The terms and provisions of this Amendment control, supersede and amend any conflicting terms and provisions contained in the APA or any Exhibit thereto. Except for the express modifications made in this Amendment, the APA and its Exhibits continue in full force in effect. All references to the APA shall be deemed references to the APA as supplemented and modified hereby.

7. This Amendment may be executed in one or more counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first written above.

SELLER:

VERU INC.

By:	/s/ Mitchell S. Steiner
Name:	Mitchell S. Steiner, MD, FACS
Title:	Chairman, President & CEO

BUYER:

Blue Water Biotech, Inc.

By:	/s/ Erin Henderson
Name:	Erin Henderson
Title:	Chief Business Officer

Exhibit A

CERTIFICATE OF DESIGNATION